Rennova Health, Inc. President and CEO, Seamus Lagan Returns to Uptick Newswire’s “Stock Day” Podcast for 2018 Operational Update

WEST PALM BEACH, Fla. (March 5, 2018) – Rennova Health, Inc. (OTCQB: RNVA), (OTCQB: RNVAW) (“Rennova” or the “Company”), a vertically integrated provider of industry-leading diagnostics and supportive software solutions to healthcare providers that recently announced the acquisition of its second Rural hospital, announces interview of CEO Seamus Lagan, on Uptick Newswire’s “Stock Day” podcast with Everett Jolly.

“Rennova Health has weathered a couple of very difficult years,” said Jolly. “It seems that with the opening of the hospital in Oneida in August 2017 and subsequent agreement to purchase a second larger hospital 38 miles away in Jamestown, you are on your way to rebuilding some decent revenue and value in Rennova.”

The company’s purchase of two geographically synergetic hospitals in rural Tennessee has opened the door for predictable revenue and growth moving forward. Rennova Health expects the implementation of this model will prove positive for the company and its shareholders and expects significant improvements in revenue and shareholders’ equity throughout 2018.

“Our hospital in Oneida is benefiting from increasing numbers of patients and billing each month since opening,” said Lagan. “The purchase of a second much larger hospital within one hour’s drive from Oneida will create opportunity for numerous efficiencies between the two facilities and allow us to further treat a large number of the patients that Oneida sends to other hospitals each month for operations and other treatments.”

To listen to the full interview please click here to the following link: https://upticknewswire.com/wp-content/uploads/2018/02/Uptick-Network-RNVA-Interview-2-26-18.mp3

About Rennova Health, Inc.

Rennova provides industry-leading diagnostics and supportive software solutions to healthcare providers, delivering an efficient, effective patient experience and superior clinical outcomes. Through an ever-expanding group of strategic brands that work in unison to empower customers, we are creating the next generation of healthcare. For more information, please visit www.rennovahealth.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Contacts:

Rennova Health

Sebastien Sainsbury, 561-666-9818

ssainsbury@rennovahealth.com

Investors

LHA

Kim Golodetz, 212-838-3777

Kgolodetz@lhai.com

or

Bruce Voss, 310-691-7100

Bvoss@lhai.com

About Uptick Newswire and the “Stock Day Podcast”

Uptick Newswire is a private company reaching out to the masses keeping investors and shareholders up to date on company news and bringing transparency to the undervalued, undersold, micro-cap stocks of the market and is the sole producer of the Uptick Network “Stock Day” Podcast. The Uptick Network “Stock Day” Podcast is an extension of Uptick Newswire and has recently launched the Video Interview Studio located in Phoenix, Arizona with its new host Kathryn Donnelly.

Source: Uptick Newswire

# # #